Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Feb 29, 2004
Payment Date	Mar 15, 2004

Calculation of Interest Expense

Index (LIBOR)	1.094380%
Accrual end date, accrual beginning date and days in Interest Period	Mar 15, 2004	Feb 17, 2004	27
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	23,880,616.31	21,195,447.94	30,000,000.00	19,000,000.00	14,000,000.00	17,027,789.02
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.274380%	1.384380%	1.494380%	1.744380%	2.094380%
Interest/Yield Payable on the Principal Balance	22,824.73	22,006.92	33,623.55	24,857.42	21,990.99
Interest on previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Interest/Yield Due	22,824.73	22,006.92	33,623.55	24,857.42	21,990.99
Interest/Yield Paid	22,824.73	22,006.92	33,623.55	24,857.42	21,990.99

Summary

Beginning Security Balance	23,880,616.31	21,195,447.94	30,000,000.00	19,000,000.00	14,000,000.00	17,027,789.02
Beginning Adjusted Balance	23,880,616.31	21,195,447.94	30,000,000.00	19,000,000.00	14,000,000.00
Principal Paid	23,880,616.31	21,195,447.94	30,000,000.00	19,000,000.00	14,000,000.00	17,027,789.02
Ending Security Balance	-	-	-	-	-	0.00
Ending Adjusted Balance	-	-	-	-	-
Ending Certificate Balance as % Participation Interest Invested Amount					0.0000%
Targeted Balance	-	-	0.00	0.00	0.00
Minimum Adjusted Balance		21,195,447.94	30,000,000.00	19,000,000.00	14,000,000.00	17,000,000.00
Certificate Minimum Balance					0.00
Ending OC Amount as Holdback Amount						0.00
Ending OC Amount as Accelerated Prin Pmts						0.00

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.0250271	$0.4584775	$0.3735950	$0.4360951	$0.5235950
Principal Paid per $1000	$26.1848863	$441.5718321	$333.3333333	$333.3333333	$333.3333333